Exhibit 5.1

Linkage Global Inc c/o Vistra (Cayman) Limited Grand Pavilion, Hibiscus Way, 802 West Bay Road P.O. Box 31119, Grand Cayman KY1-1103 Cayman Islands	D +1 345 815 1877
E bradley.kruger@ogier.com

Reference: 504894.00001/BKR

1 September 2023

Linkage Global Inc (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act) to date relating to the offering by the Company of up to 1,725,000 ordinary shares of the Company, of par value US$0.00025 per share (including the ordinary shares issuable upon exercise of the underwriter’s over-allotment option) (the Shares), and the offering of up to 51,750 ordinary shares of the Company, of par value US$0.00025 per share, issuable upon exercise by the underwriter of the warrants to be issued to the underwriter in accordance with the Registration Statement (the Underwriter’s Warrants). This opinion is given in accordance with the terms of the “Legal Matters” section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

As from 11 October 2022 Ogier, which was constituted as a general partnership under the laws of the Cayman Islands, converted to a limited liability partnership registered in the Cayman
Islands as Ogier (Cayman) LLP.

Linkage Global Inc

1 September 2023

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issue of Shares

(b)	The issue and allotment of the Shares has been authorised by all requisite corporate action of the Company and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, the Shares are only issued when they have been entered into the register of members of the Company.

Ordinary shares underlying the Underwriter’s Warrants

(c)	The ordinary shares of the Company of par value US$0.00025 per share issuable upon exercise of the Underwriter’s Warrants will, when issued and paid for as contemplated in the Registration Statement, be validly issued as fully paid and non-assessable. As a matter of Cayman Islands law, such ordinary shares are only issued when they have been entered into the register of members of the Company.

Registration Statement – “Cayman Islands Taxation”

(d)	Insofar as the statements set forth in the Registration Statement under the caption “Material Income Tax Considerations – Cayman Islands Taxation” purport to summarise certain tax laws of the Cayman Islands, such statements are accurate in all material respects and such statements constitute our opinion.

4	Matters not covered

We offer no opinion as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the M&A of the Company to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

Linkage Global Inc

1 September 2023

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier (Cayman) LLP

Linkage Global Inc

1 September 2023

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 24 March 2022 issued by the Registrar.

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution of the shareholders of the Company on 20 March 2023 (the M&A).

3	A Certificate of Good Standing dated 25 August 2023 (Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of the director of the Company passed on 20 March 2023 (the Board Resolutions).

Linkage Global Inc

1 September 2023

Schedule 2

Assumptions

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, the Good Standing Certificate, the Director’s Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The M&A are in full force and effect and have not been amended, varied, supplemented or revoked in any respect.

Status and Authorisation

6	In authorising the issue and allotment of Shares, each director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

7	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

8	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

9	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the Company in any way.

Share Issuance

10	The Shares, and the ordinary shares of the Company of par value US$0.00025 per share issuable upon exercise of the Underwriter’s Warrants, shall be issued at an issue price in excess of the par value thereof.

11	The amended and restated memorandum and articles of association appended to the Registration Statement will be or have been adopted by the Company prior to the date that any Shares, or the ordinary shares of the Company of par value US$0.00025 per share issuable upon exercise of the Underwriter’s Warrants, are issued by the Company.

Linkage Global Inc

1 September 2023

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

3	In this opinion the phrase “non-assessable” means, with respect to Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).